SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: April 5, 2006
QLT INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5
(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS
          On April 5, 2006, QLT Inc. (the “Company”) issued a news release announcing that it has entered into an exclusive worldwide co-development and licensing agreement with Retinagenix, LLC, to develop active synthetic retinoid products for the treatment of degenerative retinal diseases.
          Under the terms of the agreement, QLT will be responsible to develop and commercialize the products for use in ocular and all other human diseases. Retinagenix will participate in research in support of the co-development collaboration and be eligible to receive an upfront payment of US$1.5 million, and payments upon achievement of certain development, approval and sales milestones as well as a single digit royalty on net sales.
          The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Number	Description

99.1	Press Release issued by QLT Inc. on April 5, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

Dated: April 5, 2006